UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): September 6, 2012
Bakers Footwear Group, Inc.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	000-50563 ------------------- (Commission File Number)	43-0577980 --------------------------- (I.R.S. Employer Identification Number)

2815 Scott Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 621-0699
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Entry into Forbearance Agreement

As previously disclosed in a Current Report on Form 8-K filed on August 27, 2012 (“August 27, 2012 Form 8-K”), the Company has been in negotiations with Crystal Financial LLC (“Lender”) on a forbearance arrangement in respect of the Company’s credit agreement (“Credit Agreement”) entered into between the Company and the Lender, as lender, administrative agent and collateral agent in respect of the Company’s senior secured credit facility.  On September 6, 2012, the Company and the Lender entered into a Forbearance Agreement (the “Forbearance Agreement”) with respect to the Credit Agreement. As of September 5, 2012, the balance on the facility was approximately $15.7 million. Please see the Current Report on Form 8-K filed on June 15, 2012 for a description of the Credit Agreement.

Also as previously disclosed in the August 27, 2012 Form 8-K, the Company was in default under the Credit Agreement for failure to comply with certain requirements in respect of maximum borrowing limits, repayment of excess amounts and a covenant relating to late payments and other obligations in respect of certain leases. However, Lender has previously continued to make advances in excess of the contractual limit, which currently amount to approximately $390,000. Pursuant to the Forbearance Agreement, the Company acknowledged the events of default. Without waiving any of the Company’s defaults, the Lender has agreed to forbear exercising any rights and remedies under the Credit Agreement until October 6, 2012, or until the Forbearance Agreement is otherwise terminated. As previously disclosed in the August 27, 2012 Form 8-K, October 6, 2012 is the first deadline for landlord consents in respect of the Company’s Asset Purchase Agreement with Aldo U.S., Inc. That Asset Purchase Agreement and the Company’s other restructuring plans and activities are described in the August 27, 2012 Form 8-K.

Under the terms of the Forbearance Agreement, the following additional requirements, including changes to the Credit Agreement, were agreed to:

•
The formula for the borrowing base was revised to increase the amount the Company may borrow under the credit facility. The new formula adds to the definition of the borrowing base certain in-transit cash and a sliding amount of additional availability relating to rent, with a maximum increase under the availability reserves of $750,000. The Forbearance Agreement, however, does not provide for any other increases to existing amounts borrowed under the Credit Agreement.

•	The interest rate under the Credit Agreement was increased by two percentage points from Libor rate plus 7.00% per annum to Libor rate plus 9.00% per annum.

•
The Company agreed to retain, on specified terms and conditions, at its own expense, Alliance Management as the Company's financial and management consultant (the “Consultant”) to aid and assist the Company in operating its business and complying with the terms and conditions of the Forbearance Agreement and the Credit Agreement until the full and final payment of all of the sums due under these agreements. The Consultant is authorized to communicate directly with the Lender.

•	The Company agreed to develop, in consultation with the Consultant, acceptable weekly cash flow and availability projections.

•	The Company agreed to provide the Lender with monthly desk top appraisals of the Company’s inventory, at Company’s own expense.

•	The Company agreed to pay certain Lender’s fees and expenses (including attorney’s fees) in connection with the credit facility, including audit and examination fees, upon demand.

The Forbearance Agreement provides for certain termination events, including (a) failure to timely pay any required amount or comply with any term or condition of the Forbearance Agreement; (b) failure to continue to retain the Consultant as required; (c) failure to perform in accordance with the required projections in all material respects, including specified deviations from the projections relating to minimum cash receipts, inventory receipts and inventory; (d) the Company receiving notices of default with respect to, or landlords initiating legal proceedings to terminate, more than 13 store leases unless cured by the Company with 7 business days; and (e) the occurrence of any other default or event of default under the Credit Agreement. Upon occurrence of any termination event, the Lender’s forbearance will end and all sums due under the Credit Agreement will immediately become due and payable in full without any notice or cure period.

The Forbearance Agreement requires the Company to pay a $75,000 forbearance fee upon effectiveness. The Company agreed to waive any offsets, defenses or claims against the Lender with respect to the Credit Agreement and its obligations thereunder.

Prior to expiration of the Forbearance Agreement, the Company plans to seek an extension of the forbearance period, or negotiate a further amendment or waiver agreement with the Lender so that it may complete the previously disclosed restructuring. The Company can give no assurance that it will comply with the Forbearance Agreement, or that it will successfully negotiate any further extension, or as to the terms and conditions thereof, if any. If the Company does not comply with the Forbearance Agreement, or continue to meet the Lender’s conditions, or otherwise satisfy the Lender, the Lender may accelerate the Company’s indebtedness, or it may be automatically accelerated, and/or the Lender may foreclose on its assets. If such acceleration occurred, the Company currently has insufficient cash to pay the amounts owed and would be forced to seek emergency alternative financing in order to continue to operate.

Even if the Company continues to receive funding from its Lender, the Company will continue to face a heightened risk of action in respect of prior defaults under the facility, or future defaults, until it is able to successfully negotiate an amendment and waiver agreement with the Lender.

The Company maintains other relationships with the Lender from time to time, including commercial banking and other financial services.

The foregoing description of the Forbearance Agreement and related matters is qualified in its entirety by reference to the text of the Forbearance Agreement, copy of which will be filed as exhibit to the Company’s Quarterly Report on Form 10-Q when required.

This Current Report on Form 8-K contains forward-looking statements (within the meaning of Section 27(A) of the Securities Act of 1933 and Section 21(E) of the Securities Exchange Act of 1934) and expectations regarding the Company’s future performance. The Company has no duty to update such statements. Actual future events and circumstances could differ materially from the statements and the events and circumstances set forth in this Current Report due to various factors.

These factors include, among other things, the preliminary nature of estimates of the costs and benefits of the Company’s various restructuring activities, the Company’s ability to effect its restructuring plans, the Company’s ability to comply with the forbearance agreement and its senior lender’s commitment to continue making advances, the continuing commitment of the Company’s landlords and vendors, including delivery of inventory, the consent of the Company’s landlords to transfer or terminate leases relating to the affected stores, the inability to satisfy debt covenants, material declines in sales trends and liquidity, material changes in capital market conditions or in the Company’s business, prospects, results of operations or financial condition, and other risks and uncertainties, including those detailed in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including those discussed in “Risk Factors,” in “Management’s Discussion and Analysis of Financial Position and Results of Operations” and in Note 2 to the Company’s financial statements, and in the Company’s other filings with the Securities and Exchange Commission.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Items 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKERS FOOTWEAR GROUP, INC.

Date: September 12, 2012	By:	/s/ Charles R. Daniel, III
Charles R. Daniel, III Executive Vice President, Chief Financial Officer, Controller, Treasurer and Secretary